Fred Oeschger
328 Main Street
Derby Vermont 05829

December 6, 2018

Sent via email to

Dr. Antonio Milici, Chairman & CEO
GeneThera, Inc.
6860 Broadway
Denver, CO 80221

RE: Resignation from the GeneThera Board of Directors

Dear Dr. Milici:

I am writing to tender my resignation from the Board of Directors of GeneThera effective immediately.

I am resigning because I do not feel that company information is communicated as timely or as completely as necessary for me to fulfill my obligations as a board member. I further disagree with the company's decision to make filings and other public communications without board approval.

Sincerely,

Fred Oeschger